Exhibit 10.1
Execution Version

FIRST AMENDMENT
to
SHARE PURCHASE AND CONTRIBUTION AGREEMENT
by and among
CONCENTRIX CORPORATION,
OSYRIS S.À R.L.,
MARNIX LUX SA,
the SELLERS named herein,
and
the SELLER REPRESENTATIVES

Dated as of July 14, 2023

FIRST AMENDMENT TO SHARE PURCHASE AND CONTRIBUTION AGREEMENT
THIS FIRST AMENDMENT TO SHARE PURCHASE AND CONTRIBUTION AGREEMENT (this “First Amendment”), dated as of July 14, 2023 (“First Amendment Date”) is by and among Concentrix Corporation, a Delaware corporation (“Parent”), OSYRIS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under Laws of the Grand Duchy of Luxembourg, having its registered office at 63-65, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under number B272012 and a direct wholly owned subsidiary of Parent (“Purchaser”), Sandrine Asseraf, as the representative of the PoA Sellers (the “PoA Seller Representative”), Priscilla Maters, as the representative of the GBL Sellers and Frédéric Jousset (the “GBL Seller Representative”), and Sapiens, as the representative of the Non-PoA Sellers (the “Non-PoA Seller Representative” and, collectively with the PoA Seller Representative and the GBL Seller Representative, the “Seller Representatives” and each, a “Seller Representative”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Share Purchase and Contribution Agreement (as defined below).
RECITALS
A.Parent, Purchaser, the Company, the Sellers, and the Seller Representatives are parties to that certain Share Purchase and Contribution Agreement (“Share Purchase and Contribution Agreement”) dated June 12, 2023;
B.The parties desire to amend the Share Purchase and Contribution Agreement to provide for certain vendor notes to be delivered in favor of certain Sellers and the issuance of shares of Parent Common Stock with certain restrictions thereon in lieu of Earnout Shares, on the terms and subject to the conditions set forth in the Vendor Loans and Stock Restriction Agreement, as applicable, and in accordance with this First Amendment;
NOW, THEREFORE, in consideration of the premises and mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser, and the Seller Representatives hereby agree as follows:
AGREEMENT
1.Amendment.
(a)The following shall be added to the list of Exhibits at the end of the table of contents and also attached hereto as the Exhibits labeled below:
“Exhibit D    -    Vendor Loans
Exhibit E    -    Form of Stock Restriction Agreement”

(b)The third through seventh recitals shall be deleted and replaced in their entirety to read as follows:
“WHEREAS, the Sellers have agreed to sell, and Purchaser has agreed to purchase, certain of their Shares (the “Acquired Shares”) in exchange for (i) cash on the terms set out in this Agreement, (ii) the Sellers’ Note issued by Parent, and (iii) with respect to the OD Sellers and Frédéric Jousset, the applicable Vendor Loans described below;
WHEREAS, on the Closing Date, Purchaser shall execute and deliver (i) a vendor note in the favor of the OD Sellers (the “OD Vendor Loan”) for an amount equal to the OD Vendor Loan Amount and (ii) a vendor note in the favor of Frédéric Jousset (the “FJ Vendor Loan” and, together with the OD Vendor Loan, the “Vendor Loans”) for an amount equal to the FJ Vendor Loan Amount, in each case substantially in the form attached hereto as Exhibit D which Purchaser shall execute and deliver on the Closing Date;
WHEREAS, on the Closing Date, the OD Sellers and Frédéric Jousset have agreed to contribute, and Parent has agreed to receive, the respective Vendor Loan in exchange for the issuance of Parent Common Stock on the terms set out in this Agreement (the “Vendor Loans Contribution”);
WHEREAS, certain Sellers (the “Contributed Sellers”) have agreed to contribute, and Parent has agreed to receive as a contribution in kind, certain of their Shares (the “Contributed Shares”) in exchange for the issuance of Parent Common Stock on the terms set out in this Agreement (the “Contribution”);
WHEREAS, the Sellers (the “Exchanged Sellers”), who do not duly execute and deliver a Stock Restriction Agreement (as defined below) prior to the expiration of the Restricted Share Option Period, agree to transfer and exchange, and Purchaser has agreed to receive, certain of the Exchanged Sellers’ Shares (the “Exchanged Shares”) in exchange for a right to receive the Earnout Shares from Purchaser on the terms set out in this Agreement;
WHEREAS, the Sellers who deliver duly executed Stock Restriction Agreements prior to the expiration of the Restricted Share Option Period (the “Restricted Stock Participants”) agree to contribute, and Parent has agreed to receive as a contribution in kind, certain of their Shares (the “Other Contributed Shares” and together with the Acquired Shares, the Contributed Shares, and the Exchanged Shares, the “Transferred Shares”), in exchange for the issuance of shares of Parent Common Stock from Parent with certain restrictions thereon (the “Restricted Shares”) in lieu of Earnout Shares, on the terms set forth in the stock restriction agreement between each of the Restricted Stock Participants and Parent, in the form attached hereto as Exhibit E (the “Stock Restriction Agreement”);
WHEREAS, on the Closing Date, Parent shall contribute to Purchaser the Contributed Shares and the Other Contributed Shares such that, after such contributions and after the acquisition of the Acquired Shares and the exchange of the Exchanged Shares, Purchaser will hold 100% of the share capital and voting rights of the Company on a fully diluted basis (excluding the Treasury Shares and the Locked Equity Incentive Shares);
WHEREAS, on the Closing Date, Parent shall execute and deliver the promissory note in the favor of the GBL Sellers, the OD Sellers, Frédéric Jousset and any other Sellers that do not execute a PoA (as defined in the Put Option Agreement) in execution of a delegation of payment by Purchaser to Parent of the portion of consideration for the Acquired Shares that is not paid (either in cash or by delivering the Vendor Loans) by Purchaser on Closing, which promissory note shall become payable to such Sellers party thereto pursuant to and in the form attached hereto as Exhibit B (the “Sellers’ Note”);”

(c)Section 1.1(a) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:
“On and subject to the terms and conditions of this Agreement, each of the Sellers shall sell to Purchaser and Purchaser shall purchase from those Sellers, as shall be set forth in the Payment Schedule, the Acquired Shares on and with effect from the Closing Date, for the Closing Cash Payment, the Sellers’ Note and, with respect to a portion of the Acquired Shares sold by the OD Sellers and Frédéric Jousset, the applicable Vendor Loans as set forth in Section 2.1.”
(d)Section 1.1(b) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:
“On and subject to the terms and conditions of this Agreement, each of the Contributed Sellers shall contribute in kind (apport en nature) to Parent, and Parent shall receive from the Contributed Sellers, as indicated in the Payment Schedule, the Contributed Shares on and with effect from the Closing Date, in exchange for the issuance of Parent Common Stock as set forth in the Payment Schedule.”
(e)The following new subsection (c) shall be added immediately following Section 1.1(b) of the Share Purchase and Contribution Agreement:
“On and subject to the terms and conditions of this Agreement, the OD Sellers and Frédéric Jousset shall contribute in kind to Parent, and Parent shall receive from the OD Sellers and Frédéric Jousset, the applicable Vendor Loan on and with effect from the Closing Date, in exchange for the issuance of Parent Common Stock as set forth in the Payment Schedule.”
(f)After taking into account the subsection renumbering caused by Section 1(e) of this First Amendment, Section 1.1(d) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:
“On and subject to the terms and conditions of this Agreement, each of the Exchanged Sellers shall exchange and transfer to Purchaser and Purchaser shall accept, as indicated in the Payment Schedule, the Exchanged Shares on and with effect from the Closing Date, in exchange for the right to receive the Earnout Shares from the Purchaser as set forth in the Payment Schedule.”

(g)The following new subsection (e) shall be added immediately following Section 1.1(d) of the Share Purchase and Contribution Agreement:

“On and subject to the terms and conditions of this Agreement and the Stock Restriction Agreement, each of the Restricted Stock Participants shall contribute in kind (apport en nature) to Parent and Parent shall receive from the Restricted Stock Participants, as indicated in the Payment Schedule, the Other Contributed Shares on and with effect from the Closing Date, in exchange for the issuance of Restricted Shares from Parent as set forth in the Payment Schedule.”

(h)Section 2.1(a) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“The aggregate consideration for the Acquired Shares at Closing shall consist of: (i) (A) €500,000,000.00 in cash, minus (B) the Leakage Amount, minus (C) the Aggregate Exit Option Exercise Price (clauses (A) – (C), the “Closing Cash Payment”), (ii) the Sellers’ Note with an aggregate principal amount of €700,000,000.00 (the purchase price consisting of the items listed in (i) and (ii) above shall be hereinafter referred to as the “Cash Purchase Price”) and (iii) the Vendor Loans with an aggregate principal amount equal to the Vendor Loan Amount. The Sellers’ Note shall be issued by Parent to the benefit of the Sellers party thereto further to the delegation by Purchaser to Parent of the payment of the portion of consideration for the Acquired Shares due by Purchaser to the Sellers that is not paid (either in cash or by delivering the Vendor Loans) on Closing. The respective Vendor Loan shall be immediately contributed on the Closing Date by the OD Sellers and Frédéric Jousset to Parent in exchange for the issuance of the Parent Common Stock as set forth in the Payment Schedule.”

(i)Section 2.1(b) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“The aggregate consideration for the Contributed Shares and the Vendor Loans Contribution at Closing shall consist of 14,861,885 newly-issued shares of Parent Common Stock (the “Closing Share Payment”).”

(j)Section 2.1(c)(i) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to Section 2.1(c)(ii) and Section 2.1(c)(iii), if, prior to the seventh (7th) anniversary of the Closing Date (the “Earnout Period”), the VWAP for Parent Common Stock (which shall be adjusted for Extraordinary Dividends in accordance with Section 2.1(c)(vii) and otherwise equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or similar transactions after the Closing but not adjusted for any Ordinary Dividends) equals or exceeds one hundred and seventy dollars ($170.00) (the “Earnout Threshold”) for twenty (20) Trading Days in any forty-five (45) consecutive Trading Day period during the Earnout Period, then the Exchanged Sellers shall be entitled to receive, as consideration for such Exchanged Sellers’ Exchanged Shares, in the aggregate, (A) seven hundred fifty thousand (750,000) shares of Parent Common Stock less (B) the number of Restricted Shares that are subject to a Stock Restriction Agreement (the “Earnout Shares”) and Parent shall, on behalf of Purchaser, deposit with its transfer agent (as it may from time to time designate) and cause the Earnout Shares to be paid to each Exchanged Seller as set forth on the Payment Schedule. Each Exchanged Seller shall be responsible for providing Parent’s transfer agent, which as of the date hereof is the Exchange Agent, with information necessary to receive Earnout Shares (if any are earned). Parent shall inform the Seller Representatives of any change to its transfer agent during the Earnout Period. For clarity, the transfer of the Exchanged Shares from the Exchanged Sellers to Purchaser in exchange for the Earnout Shares, whether or not such Earnout Shares are earned, shall be deemed to be effective at the Closing.”

(k)The word “Exchanged” is hereby added in front of the words “Seller” or “Sellers” each time “Seller” or “Sellers” is used in Sections 2.1(c)(iii), (iv), (v), (vi), and (viii).

(l)The words “and Section 2.2(c)(iv)” are hereby deleted from Section 2.1(c)(iv).

(m) The following new subsection 2.2(d) shall be added immediately following Section 2.2(c)(viii) of the Share Purchase and Contribution Agreement:

“(d)    Restricted Shares

(i)The aggregate consideration for the Other Contributed Shares at Closing shall consist of no more than 100,000 newly-issued Restricted Shares (the “Restricted Share Payment”, collectively with the Cash Purchase Price, the Closing Share Payment and the Earnout Shares, the “Purchase Price”), on the terms set forth in this Agreement and the Stock Restriction Agreement. The applicable Pro Rata Portion of the Earnout Shares will be paid as Restricted Shares for those Restricted Stock Participants who elect to receive Restricted Shares by executing a Stock Restriction Agreement, and those who do not elect to receive Restricted Shares shall receive Earnout Shares.

(ii)The Sellers shall have until no later than (10) Business Days prior to the Closing Date (the “Restricted Share Option Period”) to elect whether to receive Restricted Shares in lieu of Earnout Shares, and, if so elected, shall return a duly executed Stock Restriction Agreement to the PoA Seller Representative prior to the expiration of the Restricted Share Option Period. Upon such execution of the Stock Restriction Agreement, such Seller shall become a Restricted Stock Participant.

(iii)Notwithstanding anything herein to the contrary, those Sellers executing and returning the Stock Restriction Agreement shall have no right to any Earnout Shares and shall instead be issued the Restricted Shares on the terms set forth in this Agreement and the Stock Restriction Agreement and in no event shall Restricted Shares and Earnout Shares exceed seven hundred fifty thousand (750,000) in the aggregate.

(iv)The GBL Sellers, Frédéric Jousset and the OD Sellers hereby elect to receive Earnout Shares and forego Restricted Shares.

(v)To the extent that Parent determines that the Restricted Shares held by Restricted Stock Participants will be deemed “restricted securities” as such term is defined in Rule 144(a)(3) of the Securities Act as of the date on which, prior to the seventh (7th) anniversary of the Closing Date (the “Restriction Period”), the VWAP for Parent Common Stock (which shall be adjusted for Extraordinary Dividends in accordance with Section 2.1(c)(vii) and otherwise equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or similar transactions after the Closing but not adjusted for any Ordinary Dividends) equals or exceeds one hundred and seventy dollars ($170.00) for twenty (20) Trading Days in any forty-five (45) consecutive Trading Day period during the Restriction Period (the “Restriction Threshold”), then (A) Parent shall file with the SEC, as soon as reasonably practicable but in any event subject to Parent's reasonable ability to comply with the Regulation S-X financial statements, and further subject to Parent's receipt of all information from the holders of the Restricted Shares of all information that is required by law to be included in such registration statement, Parent’s blackout periods, and other applicable Law requirements applicable to such registration statement, following the achievement of the Restriction Threshold, a shelf registration statement (which shall be an automatically effective shelf registration statement on Form S-3 if Parent is then eligible to file an automatically effective shelf registration statement) under Rule 415 of the Securities Act covering the resale to the public by Restricted Stock Participants holding Restricted Shares with an aggregate value, based on the 10-Day VWAP prior to the achievement of the Restriction Threshold, of at least (x) $500,000 on an individual basis or (y) $1,000,000 on an aggregate basis for a group of Restricted Stock Participants where each Restricted Stock Participant holds Restricted Shares with an aggregate value of at least $250,000 (the “Restricted Share Registration Thresholds”) and (B) shall elect, at its option, to include Restricted Stock Participants holding Restricted Shares with an aggregate value below the Restricted Share Registration Thresholds on the registration statement described in this subclause (A).”

(n)The words “or the Restricted Share Payment” are hereby added immediately following the words “Closing Share Payment” in Section 2.2 of the Share Purchase and Contribution Agreement.

(o)The words “and the Restricted Share Payment” are hereby added immediately following the words “Closing Share Payment” in the first sentence of Section 2.5(b) of the Share Purchase and Contribution Agreement.

(p)The first sentence of Section 2.5(c) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:
“The Company shall acknowledge and accept the assignment, transfer and sale by the Sellers of the Acquired Shares and Exchanged Shares to Purchaser and the assignment, transfer and contribution of the Contributed Shares and the Other Contributed Shares to Parent on the Closing Date, in accordance with the terms and conditions of this Agreement for the purposes of Article 40 of the Companies Act and Article 1690 of the Luxembourg Civil Code, and hereby commits and agrees to register each assignment and transfer as set for in the Payment Schedule in its register of shareholders in accordance with article 430-3 of the Luxembourg law dated 10 August 1915, on commercial companies, as amended.”
(q)The last sentence of Section 2.5(g)(ii) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“Other than the Sellers’ Note and the Vendor Loans, each Seller agrees and acknowledges that the amounts payable and issuable to each Seller as set forth on the Payment Schedule is the full consideration under this Agreement payable or issuable to such Seller.”

(r)The words “the Closing Cash Payment and the Closing Share Payment” are deleted in their entirety and replaced with “the Closing Cash Payment, the Closing Share Payment and the Restricted Share Payment” in both places such words appear in Section 2.5(g)(iii) of the Share Purchase and Contribution Agreement.

(s) Section 5.13 of the Share Purchase and Contribution Agreement is hereby deleted in its entirety and replaced with “[RESERVED]”.

(t)Section 5.14 of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“Withholding. Provided that each of the Sellers has provided a timely, duly completed and executed IRS Form W-9 (including certification of not being subject to U.S. backup withholding), or alternatively the applicable version of IRS Form W-8, each of Parent and the Purchaser is not aware of any requirement under applicable Law to deduct or withhold any U.S. federal Taxes with respect to the payment of (i) the Cash Purchase Price, (ii) the Closing Share Payment (including, for the avoidance of doubt, the issuance of the Vendor Loans by Purchaser and the contribution of the Vendor Loans to Parent in exchange for the issuance of Parent Common Stock by Parent), (iii) the Earnout Shares (other than with respect to any deemed interest attributable to the issuance of the Earnout Shares), (iv) the Restricted Share Payment, or (v) any other amounts payable pursuant to this Agreement (other than payments of interest or original issue discount under the Sellers’ Note issued by Parent, which payments (and any withholding thereon) shall be governed by the terms of the Sellers’ Note). For the avoidance of doubt, the representations made in this Section 5.14 shall remain valid, binding and enforceable regardless of whether Purchaser makes an election under Treasury Regulation Section 301.7701-3 to be treated as an entity disregarded as separate from its owner, Parent, for U.S. federal income Tax purposes at any time effective on or before the Closing Date.

(u)The following is hereby added immediately before the last sentence in Section 6.13 of the Share Purchase and Contribution Agreement.

“Notwithstanding the foregoing, immediately upon (i) the permanent reduction and termination in full of all commitments in respect of the Acquisition Tranche (as defined in the Commitment Letter) under the Commitment Letter as a result of the receipt by Parent of net cash proceeds from the funding of a Permanent Financing to replace such Acquisition Tranche or (ii) the amendment of paragraph 2 of Exhibit C to the Commitment Letter to provide that the condition related to the delivery of the financial statements (and related audit report) constituting the Company Financial Information shall be fulfilled by delivery of the audited historical consolidated financial statements for the Company (and related audit report) for the two fiscal years ended at least 90 days prior to the Closing Date, subject to the other requirements of such paragraph, and, in each case, without further action on the part of any party to this Agreement, clauses (a) and (b) of this Section 6.13 of this Agreement shall be amended by deleting the words “three fiscal years” in each place that they appear in clauses (a) and (b) of this Section 6.13 of this Agreement and replacing such words with “two fiscal years”.”
(v)Section 6.15(e) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:
“Nothing in this Agreement shall be construed as providing any representation or warranty regarding the U.S. federal income tax treatment of the transfer of the Contributed Shares and the Other Contributed Shares by Parent to Purchaser as described in the ninth recital of this Agreement. Notwithstanding anything in this Agreement to the contrary, for all U.S. federal income tax purposes the transaction with respect to the Earnout Shares as contemplated by this Agreement shall be treated as (i) Parent having the obligation to pay over the Earnout

Shares on behalf of the Purchaser as consideration for the Exchanged Shares due by Purchaser to the Sellers, (ii) the Earnout Shares are issued by Parent and remitted by it on behalf of Purchaser in exchange for the Exchanged Shares as part of a sale or exchange, and (iii) the receipt of the Earnout Shares by the Exchanged Sellers shall be treated as an increase to the Purchase Price, in each case, to the maximum extent permitted by applicable Law.”
(w)Section 9.2(a) of the Share Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:
“any inaccuracy or omission in the Payment Schedule, including any claims by any Seller that the Payment Schedule is not in accordance with the Company’s Organizational Documents or the Exit Agreement; provided that each Seller shall only be liable to such Parent Indemnitee, for the amount actually received by such Seller and/or holder of Locked Equity Incentive Shares pursuant to this Agreement, provided, further, that none of the Sellers or holders of Locked Equity Incentive Shares shall be liable for any inaccuracy or omission in item (g) of the Payment Schedule;”
(x)The words “is notified by” are deleted in their entirety and replaced with “such Seller notifies” in Section 10.7 of the Share Purchase and Contribution Agreement.
(y)The following definitions are hereby added to Section 10.16(a) (Certain Specified Definitions):
“FJ Vendor Loan Amount” means the 10-Day VWAP prior to the Closing Date multiplied by the number of Parent Common Stock to be issued at Closing to Frédéric Jousset.
“OD Vendor Loan Amount” means the 10-Day VWAP prior to the Closing Date multiplied by the number of Parent Common Stock to be issued at Closing to the OD Sellers.
“Vendor Loan Amount” means the sum of the OD Vendor Loan Amount and the FJ Vendor Loan Amount.
(z)The definition of “Payment Schedule” is hereby amended and restated in its entirety to read as follows:
“Payment Schedule” means the schedule to be delivered to Purchaser at least four (4) Business Days prior to the anticipated Closing Date setting forth the Company’s good faith estimate of (a) a list of each Seller, (b) the number and class of Shares held by each Seller immediately prior to the Closing, (c) the percentage and amount of the Closing Cash Payment payable to each Seller, (d) the percentage and number of shares of the Closing Share Payment issuable to each Seller, including the percentage and number of shares of Parent Common Stock to be issued to each of the OD Sellers and Frédéric Jousset in exchange for the applicable Vendor Loan and the euro value of each Vendor Loan, which aggregate Closing Share Payment shall equal 14,861,885 shares of Parent Common Stock, (e) the percentage and number of Earnout Shares, (f) the percentage and number of Restricted Shares issuable to each Restricted Stock Participant, (g) a brief description of any restrictions on transfers, lock-ups, or any other restrictions on each of the shares of the Closing Share Payment, the Earnout Shares, the

Restricted Shares and any other shares of Parent Common Stock issuable pursuant to this Agreement, (h) the amount of cash payable to each Seller in lieu of fractional shares of Parent Common Stock pursuant to Section 2.2, (i) each Seller’s e-mail and/or mailing address, to the extent available, and (j) wire instructions for any payment hereunder to be made to such Seller, to the extent available.”
(aa)The following definitions are hereby added to Section 10.16(b):
Exchanged Sellers     Preamble
FJ Vendor Loan     Preamble
OD Vendor Loan    Preamble
Other Contributed Shares    Preamble
Restricted Share Option Period    Section 2.1(d)(ii)
Restricted Share Payment    Section 2.1(d)(i)
Restricted Share Registration Threshold    Section 2.1(d)(v)
Restricted Shares    Preamble
Restricted Stock Participants    Preamble
Restriction Period    Section 2.1(d)(v)
Restriction Threshold    Section 2.1(d)(v)
Stock Restriction Agreement    Preamble
Vendor Loans    Preamble
Vendor Loans Contribution    Preamble

(bb)    The Section to which the definition of Purchase Price under Section 10.16(b) refers is replaced by “Section 2.1(d)(i)”
2.Effect of First Amendment; Entire Agreement. Except as amended by this First Amendment, the Share Purchase and Contribution Agreement shall remain in full force and effect. To the extent the terms hereof are inconsistent or conflict with the terms of the Share Purchase and Contribution Agreement, the terms hereof shall control. This First Amendment, the Share Purchase and Contribution Agreement, the Company Disclosure Schedule, the Seller Disclosure Schedule, the Parent Disclosure Schedule, and exhibits and schedules hereto and thereto and the other documents delivered by the parties in connection herewith and therewith, including the Vendor Loans and the Stock Restriction Agreement contain the complete agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.
[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be duly executed on its behalf as of the First Amendment Date.
CONCENTRIX CORPORATION

By:    /s/ Jane Catherine Fogarty
    Name: Jane Catherine Fogarty
    Title: Executive Vice President, Legal

OSYRIS S.À R.L.

By:    /s/ Jane Catherine Fogarty
    Name: Jane Catherine Fogarty
    Title: Manager

[Signature Page to the Amendment to the Share Purchase Agreement]

MARNIX LUX SA

By:    /s/ Priscilla Maters
    Name: Priscilla Maters
    Title: Director

By:    /s/ Serge Saussoy
    Name: Serge Saussoy
    Title: Director

[Signature Page to the Amendment to the Share Purchase Agreement]

SAPIENS S.À R.L.

By:    /s/ Priscilla Maters
    Name: Priscilla Maters
    Title: Director

By:    /s/ Serge Saussoy
    Name: Serge Saussoy
    Title: Director

FINPAR V

By:    /s/ Priscilla Maters
    Name: Priscilla Maters
    Title: Director

By:    /s/ Xavier Likin
    Name: Xavier Likin
    Title: Director

FINPAR VI

By:    /s/ Priscilla Maters
    Name: Priscilla Maters
    Title: Director

By:    /s/ Xavier Likin
    Name: Xavier Likin
    Title: Director

[Signature Page to the Amendment to the Share Purchase Agreement]

NON-POA SELLER REPRESENTATIVE:

SAPIENS S.À R.L.

By:    /s/ Priscilla Maters
    Name: Priscilla Maters
    Title: Director

By:    /s/ Serge Saussoy
    Name: Serge Saussoy
    Title: Director

[Signature Page to the Amendment to the Share Purchase Agreement]

POA SELLER REPRESENTATIVE:

By:    /s/ Sandrine Asseraf
    Name: Sandrine Asseraf

[Signature Page to the Amendment to the Share Purchase Agreement]

GBL SELLER REPRESENTATIVE:

By:    /s/ Priscilla Maters
    Name: Priscilla Maters
Title: Duly authorized

[Signature Page to the Amendment to the Share Purchase Agreement]

OLIVIER DUHA

By:    /s/ Sandrine Asseraf
    Name: Sandrine Asseraf
Title: Duly authorized

MONTANA

By:    /s/ Sandrine Asseraf
    Name: Sandrine Asseraf
Title: Duly authorized

LIBERTY MANAGEMENT

By:    /s/ Sandrine Asseraf
    Name: Sandrine Asseraf
Title: Duly authorized

[Signature Page to the Amendment to the Share Purchase Agreement]

FRÉDÉRIC JOUSSET

By:    /s/ Frédéric Jousset
Frédéric Jousset, in his individual capacity

[Signature Page to the Amendment to the Share Purchase Agreement]

Exhibit D

Vendor Loans

LOAN NOTE
OSYRIS S.À R.L. As Borrower and [____________] As Lender
[ ] 2023

TABLE OF CONTENTS
CLAUSE    PAGE

i

LOAN NOTE dated [ ] 2023
BETWEEN
(1)OSYRIS S.à r.l., a société à responsabilité limitée incorporated under the Laws of the Grand Duchy of Luxembourg, having its registered office at 63-65, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under number B272012 (the "Borrower"); and
(2)[____________], (the "Lender").
The Borrower and the Lender shall hereinafter be referred to individually as a "Party" and collectively as the "Parties".
PREAMBLE
(a)    Reference is made to the direct and indirect acquisition, through the Borrower, of the entire share capital and voting rights of Marnix Lux SA, a société anonyme incorporated under the Laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B236573 (the "Company") (the "Transaction").
(b)    In the context of the Transaction, a share purchase and contribution agreement was entered into on 12 June 2023 between, on the one hand, Sapiens S.à r.l, the Lender, and several individuals and entities, as Sellers, and, on the other hand, Concentrix Corporation, a Delaware corporation, as Parent ("Concentrix" and, together with the Borrower, the “Concentrix Group”), and the Borrower, as Purchaser, as may be amended from time to time (the "SPA").
(c)    It has been agreed between the various parties to the SPA, including the Borrower and the Lender, that, on the date hereof, the Lender shall sell to the Borrower 100% of the Shares he owns, for an amount of €[  ] ([ ] euros and [  ] cents) (the "Purchase Price").
(d)    It has been expressly agreed between the parties to the SPA that the Purchase Price shall be paid to the Lender by the Borrower (i) partially in cash, (ii) partially by way of issuance of the Sellers’ Note, and (iii) partially by way of issuance, by the Borrower, of a loan note to be entirely repaid on the date hereof by any means whatsoever including (but not limited to) by way of set-off against the subscription price of securities of the Purchaser (or, as may be agreed with the Purchaser, of one or more special purpose vehicles established to hold, directly or indirectly, the Shares) to be issued to the Lender (or its assignees) in connection with the reinvestment of the Lender (the "Loan").
(e)    The terms and conditions of the Loan are set forth herein (the "Agreement").

1

IT IS AGREED AS FOLLOWS:
1.    DEFINITIONS AND INTERPRETATION – OTHER DEFINED TERMS
Capitalized terms used in this Agreement (including in the Preamble) and not otherwise defined herein shall have the meaning ascribed to them in the SPA.
2.    LOAN
2.1    AMOUNT OF THE LOAN
Subject to the terms and conditions hereinafter set forth, the Lender agrees to provide to the Borrower the Loan in an amount of €[ ] ([ ] euros)1, and the Borrower accepts the Loan.
2.2    PURPOSE OF THE LOAN
The Loan is granted by the Lender to the Borrower in the context of the reinvestment of the Lender in the Concentrix Group, through the Purchaser (or, as may be agreed with the Purchaser, one or more special purpose vehicles established to hold, directly or indirectly, Shares).
2.3    INTEREST RATE
The Loan shall bear no interest.
2.4    PAYMENT DEFAULT
If the Borrower fails to pay any amount payable by it under the Agreement at the latest on the fifth five (5) Business Days after the Closing Date, the Borrower shall pay in cash a default interest at the rate of 20% per annum, compounded in accordance with article 1154 of the Luxembourg civil code which provides that interest may be compounded if (i) the interest has been due for at least one year and (ii) the Parties have specifically provided in an agreement (to be made after that interest has become due for at least one year) that such interest may be compounded, as from the first Business Day following the Closing Date (in addition to and without prejudice to any other rights and remedies available, including the right to claim damages, that the Borrower may otherwise have).
3.    REPAYMENT
The settlement of the principal amount of the Loan by the Borrower to the Lender shall intervene in whole, in one installment in fine on the Closing Date.
The repayment of the principal amount of the Loan by the Borrower to the Lender shall intervene in kind by way of set-off against the subscription price of securities of the Purchaser (or, as may be agreed with the Purchaser, of one or more special purpose vehicles established to hold, directly or indirectly, the Shares) to be issued to the Lender (or its assignees) in connection with the reinvestment of the Lender.
4.    TAX
The Borrower shall make all payments to be made by it under this Agreement free from any set-off, counterclaim or other deduction or withholding of any nature whatsoever, except for deductions or withholdings required to be made by Law. If the Borrower determines that an amount is required to be deducted and withheld, then the Borrower shall use commercially reasonable efforts to provide the Lender with reasonable notice of its intent to deduct and withhold, the legal basis therefor, and reasonably cooperate with the Lender to reduce, minimize, or eliminate such potential deductions and withholdings, including by providing a reasonable opportunity for the Lender to provide forms or other evidence that would reduce or exempt such amounts from deduction or withholding.
1 Note : amount of the vendor loan equal to (i) the 10-day VWAP before Closing of the Concentrix stock price, multiplied by (ii) the number of Concentrix shares to be issued to Lender at Closing.
2

Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement at a rate in excess of any preferential rate prescribed by any applicable income Tax treaty under applicable Law; provided, that, the recipient has satisfied any applicable certification requirements.
5.    GOVERNING LAW - JURISDICTION
5.1    GOVERNING LAW
This Agreement and any contractual or non-contractual obligation arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, Luxembourg law.
5.2    JURISDICTION
All disputes arising out of or in connection with this Agreement (including without limitation with respect to the existence, validity, performance, termination and interpretation of this Agreement and any non-contractual obligation arising out of or in connection with this Agreement) shall be submitted to the exclusive jurisdiction of the courts of the District of Luxembourg.
Executed in Luxembourg on the date specified above, in two (2) originals on the execution page hereafter.
6.    EXECUTION
Signatures may be made and delivered electronically via DocuSign. In accordance with the provisions of articles 1322-1 and 1322-2 of the Luxembourg Civil code, the Parties acknowledge and agree that (i) each of them may sign the Agreement electronically, including by the affixing of an electronic signature generated by DocuSign or by any equivalent solution and (ii) such electronic signature shall have the same legal value as a handwritten signature.
[Remainder of the page intentionally left blank – signature pages follow]
3

Osyris S.à r.l. ___________________________ By: [ ]
[Loan Note – [Lender] – Signature page of Borrower]

[LENDER]

___________________________
[ ]

[Loan Note – [Lender] – Signature page of [Lender]]

Exhibit E

Form of Stock Restriction Agreement

2

Execution Version
STOCK RESTRICTION AGREEMENT

    This STOCK RESTRICTION AGREEMENT (this “Agreement”), dated as of July [_], 2023, is made and entered into by and between Concentrix Corporation, a Delaware corporation (“Parent”), and the undersigned shareholder of the Company (the “Holder”). Each of Parent and the Holder are collectively referred to from time to time herein as the “Parties,” and each, individually, as a “Party.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Share Purchase and Contribution Agreement (as defined below).

RECITALS
WHEREAS, Parent, OSYRIS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under Laws of the Grand Duchy of Luxembourg, having its registered office at 63-65, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under number B272012 and a direct wholly owned subsidiary of Parent (“Purchaser”), Marnix Lux SA, a public limited liability company (société anonyme) incorporated under Laws of the Grand Duchy of Luxembourg, registered with the companies registry with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B236573 (the “Company”), the shareholders of the Company (the “Sellers”), and the Seller Representatives, have entered into that certain Share Purchase and Contribution Agreement, dated as of June 12, 2023 (as such agreement may be amended from time to time, the “Share Purchase and Contribution Agreement”), pursuant to which the Company shall be acquired by Parent and Purchaser on the terms and subject to the conditions set forth in the Share Purchase and Contribution Agreement;

WHEREAS, the Sellers who have delivered duly executed Agreements prior to the expiration of the Restricted Share Option Period (the “Restricted Stock Participants”) agree to contribute in kind (apport en nature) to Parent, and Parent agrees to receive, such Restricted Stock Participants’ Shares, in exchange for the issuance of newly-issued shares of Parent Common Stock by Parent with certain Restrictions (as defined hereinafter) (the “Restricted Shares”) in lieu of Earnout Shares, on the terms set forth in this Agreement and in the amount set forth in the Payment Schedule;

WHEREAS, the Holder is a Restricted Stock Participant; and

WHEREAS, as a condition to Parent, Purchaser, the Company, and the Sellers entering into the Share Purchase and Contribution Agreement and as a condition to the consummation of the Closing and the other transactions contemplated by the Share Purchase and Contribution Agreement, the Holder is executing and delivering this Agreement.

    NOW THEREFORE, in consideration of the premises, covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
RESTRICTED SHARES
1.1Restricted Shares, Restrictions, Restriction Period;
(a)    Parent shall deposit with the Exchange Agent and cause the Restricted Shares to be transferred to the Holder in consideration for the contribution in kind (apport en nature) of his/her/its Other Contributed Shares as set forth on the Payment Schedule. The Restricted Shares will be recorded by the Exchange Agent in the same way as any other shares of Parent Common Stock issued at the Closing pursuant to the Share Purchase and Contribution Agreement (subject to applicable legends). The Restricted Shares will be shares of Parent Common Stock subject to the restrictions set forth in Sections 1.1(f), 1.1(g), 1.2, 1.3, 1.4 and 1.7 hereof (the “Restrictions”) until the relevant triggering event referred to in this Section 1.1 has occurred.
(b)    Subject to Section 1.1(c) and Section 1.1(d), if, prior to the seventh (7th) anniversary of the Closing Date (the “Restriction Period”), the VWAP for Parent Common Stock (which shall be adjusted for Extraordinary Dividends in accordance with Section 2.1(c)(vii) of the Share Purchase and Contribution Agreement and otherwise equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or similar transactions after the Closing but not adjusted for any Ordinary Dividends) equals or exceeds one hundred and seventy dollars ($170.00) (the “Restriction Threshold”) for twenty (20) Trading Days in any forty-five (45) consecutive Trading Day period during the Restriction Period, then 100% of the Holder’s portion of the Restricted Shares shall cease to be subject to any Restrictions (“Unrestricted Shares”). The Holder shall be responsible for providing the Exchange Agent, with information necessary to receive Restricted Shares at the Closing or shortly thereafter. For clarity, the transfer of the Other Contributed Shares from the Sellers to Parent in exchange for the Restricted Shares shall be deemed to be effective at the Closing.
(c)    If, prior to the third (3rd) anniversary of the Closing Date, there is a Change of Control whereby the consideration payable to holders of Parent Common Stock in cash and securities valued at the fair market value thereof (the “Per Share CoC Price”) in respect of Parent Common Stock equals one hundred and fifty dollars ($150.00) (the “CoC Threshold”) or exceeds the CoC Threshold, then prior to the consummation of such Change of Control, (A) 50% of the Restricted Shares shall become Unrestricted Shares and (B) the remaining 50% of the Restricted Shares shall become Unrestricted Shares linearly from 0 (zero) additional Restricted Shares at a Per Share CoC Price at the CoC Threshold to the remaining 50% of the Restricted Shares at a Per Share CoC Price equal to the Restriction Threshold and (C) any of the Restricted Shares that do not become Unrestricted Shares pursuant to the foregoing clauses (A) and (B) shall be cancelled for no consideration in accordance with Section 1.2. Following the third (3rd) anniversary of the Closing Date, if the Per Share CoC Price received in a Change of Control does not equal or exceed the Restriction Threshold, the Restricted Shares will not become Unrestricted Shares and any right thereto shall be void and such Restricted Shares shall be cancelled for no consideration in accordance with Section 1.2.

(d)    Immediately prior to the consummation of a Change of Control at a Per Share CoC Price that equals or exceeds the Restriction Threshold during the Restriction Period, 100% of the Restricted Shares will become Unrestricted Shares.

(e)    Other than in connection with a Change of Control, in no event shall the Restricted Shares become Unrestricted Shares prior to the eighteen (18) month anniversary of the Closing. If the right of the Restricted Shares to become Unrestricted Shares is earned pursuant to Section 1.1(b) prior to the eighteen (18) month anniversary of the Closing, the Restricted Shares shall become Unrestricted Shares on the eighteen (18) month anniversary of the Closing without any further condition or limitation.
(f)    The Holder’s entitlement to the Restricted Shares pursuant to this Section 1.1 is personal in nature and, except with the written consent of Parent, following the Closing, are non-transferable and non-assignable until they become Unrestricted Shares, except that each Restricted Stock Participant shall be entitled to assign such rights to an Affiliate or by will or by the laws of intestacy.

(g)    Before the Restricted Shares become Unrestricted Shares, Holder’s ownership of the Restricted Shares pursuant to this Section 1.1 shall not entitle the holder thereof to any dividend rights otherwise granted to holders of Parent Common Stock (if any). For the avoidance of doubt, the Holder shall not be entitled to any dividends or distributions that may have accrued or may be paid on the Restricted Shares before they become Unrestricted Shares.
(h)    If Parent, at any time during the Restriction Period prior to the date on which the Restricted Shares become Unrestricted Shares, shall pay an Extraordinary Dividend, then (x) the Restriction Threshold shall be decreased, effective immediately upon the payment of such Extraordinary Dividend, by the fair market value of the dividend or distribution paid on each share of Parent Common Stock in respect of such Extraordinary Dividend and (y) additional Restricted Shares shall be issued to the Holder to the effect that after such issuance the total number of Restricted Shares owned by such Holder is equal to the number of Restricted Shares owned before the issuance multiplied by the quotient obtained by dividing (1) the Pre-Dividend Stock Price by (2) the Pre-Dividend Stock Price minus the fair market value of the dividend or distribution paid on each share of Parent Common Stock in respect of such Extraordinary Dividend. For purposes hereof, “Pre-Dividend Stock Price” means the 10-Day VWAP prior to the ex-date of the dividend or distribution.
1.2    Cancellation of Restricted Shares. In the event that the Restricted Shares do not become Unrestricted Shares pursuant to Sections 1.1(b), 1.1(c), or 1.1(d), the Restricted Shares shall be automatically cancelled by Parent for no consideration, without the requirement for any further action on the part of the Holder, Parent or any other Person. The Holder agrees they shall have no rights to such cancelled Restricted Shares.
1.3    Waiver of Dividends and Interest Payments. During any period in which the Restricted Shares have not fully become Unrestricted Shares pursuant to Section 1.1 and have not been cancelled for no consideration pursuant to Section 1.2, the Holder hereby irrevocably and unconditionally waives all rights to receive (i) dividends on the Restricted Shares and (ii) any interest and any other rights accruing to them by reason of the failure of Parent to pay such dividends pursuant to the terms of Parent’s Amended and Restated Certificate of Incorporation or any other agreement between Parent and its stockholders with respect to the payment of dividends. This waiver applies to all such dividends, interest and other rights linked to the payment of dividends that would accrue or be paid on or after the date of issuance of the Restricted Shares, together with any such dividends, interest, or rights linked to the payment of dividends that have accrued but have not been paid as of that date. For the avoidance of doubt, the Holder shall not be entitled to any dividends or distributions that may have accrued or may be paid on the Restricted Shares before such Restricted Shares have become Unrestricted Shares.

1.4    Waiver of Voting Rights. Holder hereby irrevocably and unconditionally waives any and all rights as a holder of Restricted Shares to vote on any matter submitted to the holders of Parent’s capital stock for vote, consent or approval (including, without limitation, any right to vote on the matters provided for in Parent’s Amended and Restated Certificate of Incorporation). If for any reason the waiver of voting rights in this Section 1.4 is deemed unenforceable, invalid or ineffective for any reason, the Holder irrevocably and unconditionally agrees to not to vote the Restricted Shares on any matter submitted to the holders of Parent’s capital stock or to vote to “abstain”, with respect to the Restricted Shares, on any matter before the holders of Parent’s capital stock. For clarity, this waiver of voting rights in Section 1.4 only applies to the Restricted Shares and does not restrict the ability to vote any other shares of Parent’s capital stock that may be held by Holder.
1.5    Tax Matters.
(a)    Each Party agrees that the Restricted Shares have been and will be issued to the Holder as consideration for the contribution in kind (apport en nature) of the Holder’s ownership of the Company’s Shares to Parent and that any such issuance is not subject to withholding (including wage withholding) except to the extent that another treatment is required by either (i) a change in Law or (ii) a final determination within the meaning of Section 1313 of the Code; provided, that no Party shall be required to litigate in order to support a Tax position. The Holder acknowledges that the Holder is relying solely on its own Tax advisors in connection with this Agreement.
(b)    The Holder agrees to submit a properly completed and executed IRS Form W-8 or W-9, as applicable to the Exchange Agent in accordance with the Share Purchase and Contribution Agreement.

1.6    No Guarantee of Employment. If Holder becomes an employee of the Company, Parent or any of its Subsidiaries upon the Closing, in no event shall any provision of this Agreement or the transactions contemplated hereby give or be deemed to give the Holder any right to continued employment by the Company, Parent or any of its Subsidiaries or affect in any manner the right of the Holder’s employer to terminate the Holder’s employment at any time.
1.7    Transfer Restrictions; Additional Legend.
(a)    The Holder shall not Transfer (or cause or permit the Transfer of) any Restricted Share that has not become Unrestricted Shares in accordance with the terms of Section 1.1, or enter into any agreement relating thereto. The Holder will be deemed to have effected a “Transfer” of Restricted Shares if the Holder, whether voluntarily or involuntarily, directly or indirectly (i) sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) all or any portion of such Restricted Shares or any interest in such Restricted Shares, (ii) creates or permits to exist any lien, pledge, charge, claim, mortgage, security interest or other encumbrance on the Restricted Shares, or (iii) agrees to take any of the actions referred to in the foregoing clauses (i) through (iii).

(b)    The Holder understands that any Restricted Shares that have not become Unrestricted Shares in accordance with the terms of Section 1.1 shall bear the following restrictive legend (in addition to any other legend required by law or the Share Purchase and Contribution Agreement):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CANCELLATION FOR NO CONSIDERATION IN FAVOR OF THE COMPANY IF SUCH SECURITIES DO NOT BECOME UNRESTRICTED SHARES, WAIVERS OF DIVIDENDS AND VOTING RIGHTS, AND OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN A STOCK RESTRICTION AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICE. ANY SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER, OR ATTEMPT TO DO ANY OF THE FOREGOING, WITH RESPECT TO ANY SECURITIES SUBJECT TO SUCH RIGHT, RESTRICTIONS OR CONDITIONS IS NULL AND VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.
1.8    Information for U.S. Persons holding Marnix Lux Shares. The proposed business combination pursuant to the terms of the Share Purchase and Contribution Agreement is for the securities of a non-U.S. company. The offer is subject to disclosure and procedural requirements in non-U.S. jurisdictions that are different from those of the United States. The proposed transaction has been structured to comply with the securities laws and regulations in the United States and other applicable jurisdictions that are applicable to transactions of this type. It may be difficult for U.S. holders of Marnix Lux shares to enforce their rights and any claims they may have arising under the federal securities laws of the United States, since Marnix Lux is incorporated in a non-U.S. jurisdiction, and some or all of its officers and directors may be residents of a non-U.S. jurisdiction. U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment.
ARTICLE II
MISCELLANEOUS
2.1    Specific Performance. The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly (a) the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Chosen Courts (in the order expressed in Section 2.2), this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the Parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the Parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law.

2.2.    Governing Law; Jurisdiction.
(a)    This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b)    Each of the Parties irrevocably agrees that any Proceeding arising out of or relating to this Agreement including the negotiation, execution or performance hereof, shall be brought and determined exclusively in the Chancery Court of the State of Delaware or in the event (but only in the event) such courts do not have subject matter jurisdiction over such Proceeding, any other Delaware state court (the “Chosen Courts”). Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any such Proceeding in any court other than the Chosen Courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Proceeding, (A) any claim that it is not personally subject to the jurisdiction of the Chosen Courts, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by applicable Law, any claim that (1) the Proceeding in such court is brought in an inconvenient forum, (2) the venue of such Proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the Parties hereby consents to the service of process in accordance with Section 10.6 of the Share Purchase and Contribution Agreement; provided, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.
2.3    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RESTRICTED SHARES.
2.4    Entire Agreement; Assignment.
(a)    This Agreement, the Share Purchase and Contribution Agreement, together with the exhibits and schedules thereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties.
(b)    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other parties; provided, that Parent may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Holder (except to the extent such assignment would reasonably be expected to have an adverse Tax impact on the Holder, in which case the prior written consent of the Holder shall be required), but no such assignment shall relieve Parent of any of its obligations hereunder.
2.5    Amendment; Waiver. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement, signed by the Parent and the PoA Seller Representative. The waiver by Parent or the PoA Representative of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Holder hereby authorizes the PoA Seller Representative to take any action on Holder’s behalf in furtherance of this Agreement, including Section 1.4, and authorizes the PoA Seller Representative on Holder’s behalf, with written consent from Parent, to amend, waive, or modify this provision of this Agreement.
2.6    Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by electronic mail transmission, or (c) one Business Day after being sent by courier or express delivery service; provided, that in each case the notice or other communication is sent to the address or electronic mail address as specified for such party below (or to such other address or electronic mail address as such party shall have specified in a written notice given to the other parties hereto):
(a)    If to Parent, then as provided for in Section 10.6 (Notices) of the Share Purchase and Contribution Agreement; and
(b)    If to the Holder, then to the PoA Seller Representative as provided for in Section 10.6 (Notices) of the Share Purchase and Contribution Agreement.
2.7    Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.
2.8    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

2.9    Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section and paragraph references are to the articles, sections and paragraphs of this Agreement unless otherwise specified. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive, and shall be interpreted as “and/or” unless the context clearly requires otherwise. A reference to any specific legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.
2.10    Termination. This Agreement shall terminate upon the earlier of (a) the valid termination of the Share Purchase and Contribution Agreement in accordance with the provisions of ARTICLE VIII (Termination) of the Share Purchase and Contribution Agreement and (b) the termination of this Agreement by mutual consent of the Parties (each individually a “Termination Event”) and shall be null and void in all respects after a Termination Event; provided, that, nothing herein shall relieve any Party from liability in connection with any breach of such party’s representations, warranties or covenants contained herein occurring prior to a Termination Event.
2.11    Effective Date. Notwithstanding the date of execution of this Agreement, this Agreement shall only become effective upon the Closing, and if the Share Purchase and Contribution Agreement shall terminate in accordance with its terms prior to the Closing, this Agreement shall never become effective.
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    IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

                        PARENT:

                        CONCENTRIX CORPORATION

By:
Name: Jane Catherine Fogarty
    Title: Executive Vice President, Legal

(SIGNATURE PAGE TO STOCK RESTRICTION AGREEMENT)

                    HOLDER:

                    By:
                        Name:

                    Address:

                    Email:

(SIGNATURE PAGE TO STOCK RESTRICTION AGREEMENT)